Exhibit 99.1

Enviva Announces MOU with U.S. Customer, Provides Updates to Business and Sales Pipeline, and Accelerates Capacity Expansions

BETHESDA, Md., January 19, 2022 — Enviva Inc. (NYSE: EVA) (“Enviva,” “we,” “us,” or “our”) today provided a business update announcing a memorandum of understanding (“MOU”) with Enviva’s first U.S.-based customer, and detailing plans to significantly accelerate its capital expansion timeline due to recent commercial momentum with power and heat generators and with industrials in hard-to-abate sectors. The business update also included preliminary 2021 financial results.

Highlights:

•	Announced plans to accelerate doubling of production capacity over the next five years, including bringing forward plans for a third plant in the Pascagoula, Mississippi cluster as well as additional plants around Savannah, Georgia and in the mid-Atlantic regions, with capability to build and commission two plants per year, up from one per year

•	Signed MOU with Enviva’s first U.S.-based customer, to develop a supply chain strategy to support the customer’s biofuel refining facilities in the Southeast U.S. and potentially California

•	Announced plans to evaluate building production capacity in California, potentially utilizing fiber in high-hazard zones to mitigate devastating wildfire risk and improve climate benefits of forests in the West

•	Announced first shipment of wood pellets to Germany serving emerging industrial and other adjacent use cases

•	Updated customer sales pipeline to more than $40 billion with the addition of the U.S. customer MOU and recently announced J-Power MOU

•	Provided preliminary 2021 financial results

•	Finalized Green Finance Framework and received independent Second Party Opinion (“SPO”) from S&P Global confirming alignment with green bond and green loan principles

“We are extremely excited about the growth in Enviva’s business and our first MOU with a U.S. customer,” said John Keppler, Chairman and Chief Executive Officer at Enviva. “Efforts around the world to decarbonize in order to meet net zero by 2050 continue to accelerate, giving companies like ours the tremendous opportunity to grow even more rapidly and expand the global supply chain as necessary to continue to facilitate the energy transition and mitigate the greenhouse gas emissions profile of hard-to-abate industries such as steel, cement, lime, and biofuels, including sustainable aviation fuels. We are very proud to now be in a position to not only export the sustainable, renewable energy and low-carbon feedstock we produce in the Southeastern United States, but to combat both climate change and devastating wildfire risks by expanding the long-term contracted use of our products and growing our customer and production footprint right here at home in the broader U.S.”

Contracting Update

Today, Enviva announced the signing of an MOU with a U.S-based cleantech company to co-develop a supply chain strategy for advanced, low-carbon transportation fuels, including sustainable aviation fuel (“SAF”), with a focus on the customer’s operations in the U.S. Southeast and potentially California. Under the MOU, the customer’s refining process will convert Enviva’s woody biomass into a drop-in replacement for crude oil used for producing aviation fuel.

Enviva’s current operations and numerous potential development sites in the U.S. Southeast position it to co-develop alongside the SAF refining capacity the customer intends to construct in the region. California is another jurisdiction where Enviva is evaluating plans to build one or more facilities with the intent of utilizing low-grade wood fiber from high-hazard zones in the state both to mitigate devastating wildfire risk in the region and tackle the negative effects of climate change globally.

This latest MOU represents not only the second industrial agreement Enviva has recently signed, but also Enviva’s second agreement related to SAF, which we believe underscores the demand momentum for low-carbon transportation fuels.

We recently announced our first shipment to Germany to serve its emerging industrial market (including steel and cement) and other adjacent use cases (such as lime, a key input in cement manufacturing) that are progressing through the phases of design, development, and application, as industrial companies pursue not only their own net-zero goals, but also fulfill the increasing demand for greener products from their own customers.

As of January 1, 2022, Enviva’s total weighted-average remaining term of executed long-term take-or-pay off-take contracts is approximately 14.5 years, with a total contracted revenue backlog of over $21 billion. This contracted revenue backlog is complemented by a customer sales pipeline exceeding $40 billion, which includes contracts in various stages of negotiation. Enviva’s customer sales pipeline consists of the U.S.-based MOU, the previously announced J-Power MOU, and other long-term off-take opportunities in our traditional markets for biomass-fired power and heat generation in geographies ranging from the United Kingdom to the European Union (including emerging opportunities in Germany and Poland), to Asia (including incremental demand in Japan, emerging potential in Taiwan, and maturing opportunities in South Korea), as well as in developing industrial segments across the globe (including steel, cement, lime, chemicals, SAF, and biodiesel). We are negotiating long-term wood pellet supply contracts with several leading industrial companies in each of these difficult-to-abate sectors that are actively and urgently pursing large-scale decarbonization. Over the next 12 months, we expect to progress negotiations and convert several sales pipeline opportunities into binding contracts, including MOUs.

Asset Expansion Update

In response to the increasing pace and scale of commercial progress, Enviva is accelerating its plans to double its production capacity over the next 5 years, from 6.2 million metric tons per year (“MTPY”) to approximately 13 million MTPY. To capitalize on this momentum, Enviva is broadening and deepening its development capabilities and leveraging relationships with key equipment suppliers and construction partners to enable it to build and commission two plants per year, up from its historical rate of one plant per year. Enviva plans to continue utilizing its “build and copy” approach to plant design while increasing the nameplate production capacity of its new plants to approximately 1.1 million MTPY, up roughly 45% from the previous standard of 750,000 MTPY.

Consistent with prior updates, we expect Enviva’s previously announced “Multi-Plant Expansions” to be completed by year-end 2022. Enviva also expects its plant in Lucedale, Mississippi, which is the first plant in its Pascagoula cluster, to ramp production throughout 2022, exiting the year at its designed run-rate of 750,000 MTPY. Additionally, in the first half of 2022, we plan to commence construction of the fully contracted plant in Epes, Alabama, the second plant in the Pascagoula cluster.

Our business model of fully contracting plants before commencing construction remains unchanged. Given the current pace of contracting with customers, Enviva plans to accelerate the construction of a third wood pellet production plant in its Pascagoula cluster in 2023, along with other proposed plants in the Savannah and mid-Atlantic regions. Additionally, we plan to commence and complete the fully-permitted 300,000 MTPY expansion of our Lucedale plant during 2023, which will increase its nameplate production capacity from the current 750,000 MTPY to approximately 1million MTPY.

In 2024, we plan to place both the proposed third and fourth Pascagoula cluster plants in service and begin construction on two additional plants expected to be located in our Savannah, Georgia and Wilmington, North Carolina clusters.

In 2025, we expect all of our Pascagoula cluster plants will be operating at their full run-rate, in addition to having the new Savannah cluster plant in service. We expect construction of our proposed Wilmington cluster plant and Chesapeake cluster plant to be underway.

In 2026, we expect to have both proposed Wilmington and Chesapeake plants in service, with the proposed Savannah plant and Lucedale expansion ramping to full run-rate by the end of the year.

In total, we plan to place six plants in service over the next 5 years and expect that the construction and commissioning of new plants with a nameplate capacity of 1.1 million MTPY will take up to 18 months, on average, and cost between $200 million and $250 million, with total capital expenditures spanning nine quarters. Each plant is designed to run 24 hours a day, seven days a week, for an average of 350 days per year when accounting for scheduled maintenance days.

Financial Update

The below table shows preliminary 2021 financial results, including ranges for net loss, adjusted EBITDA, and distributable cash flow (“DCF”) on a recast (the “Recast Presentation”) and non-recast basis.

The Recast Presentation, required under GAAP, reflects the consolidated performance of Enviva and Enviva Holdings, LP (“Holdings”), as if Enviva had bought Holdings at inception instead of October 14, 2021, the closing date of the simplification transaction (the “GP Buy-In”). We are also presenting preliminary results for 2021 that combine (i) the actual performance of Enviva through October 14, 2021, the closing date of the GP Buy-In, and (ii) our expected performance on a consolidated basis, inclusive of the assets and operations acquired as part of the GP Buy-In, from the closing date through December 31, 2021 (the “Non-Recast Presentation”). We believe the Non-Recast Presentation provides investors with more relevant information to evaluate the Enviva’s financial and operating performance because it reflects Enviva’s actual and historically reported performance on a stand-alone basis through the closing date of the GP Buy-In and expected performance on a consolidated basis from the closing date until year-end. The Non-Recast Presentation does not reflect the recast of our historical results required under GAAP due to the GP Buy-In and are accordingly Non-GAAP measures. However, under GAAP, we will recast our results to reflect the acquisition of our former sponsor for the three-year period beginning January 1, 2019, even though the acquisition closed on October 14, 2021, when we file our 10-K document as part of our full-year 2021 financial disclosure process.

$ millions, unless noted	Twelve Months Ending December 31, 2021
	Recast Presentation		Adjustment	Non-Recast
Net Loss	$(156.0) – (151.0)		$137.0 – 127.0	$(24.0) – (19.0)
Adjusted EBITDA	115.0 – 120.0		115.0 – 105.0	225.0 – 230.0
DCF	45.0 – 50.0		127.0 – 117.0	167.0 – 172.0
Dividend per Common Share	$3.30	/share		$3.30	/share

“2021 was a transformative year for Enviva and we are pleased that our preliminary results for adjusted EBITDA and DCF on a non-recast basis are in line with the guidance we outlined when we announced our simplification transaction, which included the GP Buy-In, the elimination of our incentive distribution rights, and the acquisition of a substantial development and customer sales pipeline,” said Shai Even, Chief Financial Officer. “We are very proud of the growth we accomplished during 2021, with adjusted EBITDA and DCF for 2021 growing approximately 20% year-over-year when compared to 2020, on a non-recast basis, and our estimated full-year 2021 dividend growing 10% year-over-year when compared to 2020.”

Even continued, “Now that we have completed the conversion from a master limited partnership to a regular-way corporation and are accelerating growth capital investment into new capacity, we are also very pleased that S&P Global recognized the green characteristics of our finance framework, which we believe will be an important attribute as we complete our transition to a self-funding growth model, reinvesting retained cash flows into our business alongside maintaining conservative leverage, and a stable dividend with the opportunity for growth over time.”

About Enviva

Enviva (NYSE: EVA) aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. Enviva sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with customers in the United Kingdom, the European Union, and Japan. Enviva owns and operates 10 plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. In addition, Enviva exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

Non-GAAP Financial Measures

In addition to presenting our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”), we use adjusted EBITDA and distributable cash flow to measure our financial performance.

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) excluding depreciation and amortization, interest expense, income tax expense (benefit), early retirement of debt obligation, equity-based compensation expense, gain/loss on disposal of assets, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, and acquisition and integration costs and other, adjusting for the effect of Commercial Services, and including MSA Fee Waivers and support payments. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks, and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

Distributable Cash Flow

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures, cash income tax expenses, and interest expense net of amortization of debt issuance costs, debt premium, and original issue discounts. We use distributable cash flow as a performance metric to compare our cash-generating performance from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our equity holders. We do not rely on distributable cash flow as a liquidity measure.

Limitations of Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP.

Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table provides a reconciliation of the estimated range of adjusted EBITDA and DCF to the estimated range of net income for Enviva for the twelve months ending December 31, 2021 (in millions):

In millions	Twelve Months Ending December 31, 2021
	Recast Presentation	Adjustment	Non-Recast Presentation
Estimated net loss	$(156.0) – (151.0)	$137.0 – 127.0	$(24.0) – (19.0)
Add:
Depreciation and amortization	92.0	(3.0)	89.0
Interest expense	60.0	(15.0)	45.0
Income tax expense (benefit)	(4.0)	4.0	–
Early retirement of debt obligation	9.0	(9.0)	–
Non-cash equity-based unit compensation expense	49.0	(33.0)	16.0
Gain/loss on disposal of assets	10.0	–	10.0
Changes in unrealized derivative instruments	(3.0)	–	(3.0)
MSA Fee Waivers and support payments	28.0	34.0	62.0
Acquisition and integration costs and other	30.0	–	30.0
Estimated adjusted EBITDA	$115.0 - 120.0	$115.0 - 105.0	$225.0 - $230.0
Less:
Interest expense net of amortization of debt issuance costs, debt premium, and original issue discount	56.0	(12.0)	44.0
Cash income tax expense	–	–	–
Maintenance capital expenditures	14.0	–	14.0
Estimated distributable cash flow	$45.0 – 50.0	$127.0 – 117.0	$167.0 – 172.0

Cautionary Note Concerning Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein, regarding the Conversion, the benefits of the Conversion, and Enviva’s future financial performance following the Conversion, as well as Enviva’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to: (i) the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep-water marine terminals; (ii) the prices at which we are able to sell our products; (iii) our ability to successfully negotiate, complete, and integrate acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions; (iv) failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us; (v) our inability to successfully execute our project development, expansion, and construction activities on time and within budget; (vi) the creditworthiness of our contract counterparties; (vii) the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers; (viii) changes in the price and availability of natural gas, coal, or other sources of energy; (ix) changes in prevailing economic conditions; (x) unanticipated ground, grade, or water conditions; (xi) inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding; (xii) fires, explosions, or other accidents; (xiii) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power, heat, or combined heat and power generators; (xiv) changes in the regulatory treatment of biomass in core and emerging markets; (xv) our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations; (xvi) changes in the price and availability of transportation; (xvii) changes in foreign currency exchange or interest rates, and the failure of our hedging arrangements to effectively reduce our exposure to the risks related thereto; (xviii) risks related to our indebtedness; (xix) our failure to maintain effective quality control systems at our wood pellet production plants and deep-water marine terminals, which could lead to the rejection of our products by our customers; (xx) changes in the quality specifications for our products that are required by our customers; (xxi) labor disputes, unionization, or similar collective actions; (xxii) our inability to hire, train, or retain qualified personnel to manage and operate our business and newly acquired assets; (xxiii) the Conversion may not occur, and even if it were to be completed, we may fail to realize the anticipated benefits; (xxiv) the possibility of cyber and malware attacks; (xxv) our inability to borrow funds and access capital markets; and (xxvi) viral contagions or pandemic diseases, such as COVID-19.

Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Contact:

Kate Walsh

Vice President, Investor Relations

+1 240-482-3856
Investor.Relations@envivabiomass.com